UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 W. Wacker	60601
Floor 25	(Zip Code)
Chicago
Illinois	(773)	945-6801
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Groupon, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to amend the Company's Current Report on Form 8-K filed on May 7, 2024 (the "Original Form 8-K") in order to fully describe and furnish the severance benefit agreements the Company's Chief Executive Officer Dusan Senkypl and Chief Financial Officer Jiri Ponrt each entered into with the Company on May 8, 2024 as set forth in Item 5.02 below (the "Severance Benefit Agreements"). There are no other changes to the information contained in the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Under these Severance Benefit Agreements, Mr. Senkypl and Mr. Ponrt will each receive a severance benefit amount upon an involuntary termination of employment without Cause or a resignation for Good Reason (each as defined in the Severance Benefit Agreements) equal to 3 months of salary; the accelerated vesting of outstanding time-based equity awards that are scheduled to vest over the 12 month period following termination; and vesting of a pro-rata portion of outstanding performance based equity awards for the applicable performance period (subject to the Compensation Committee of the Company’s Board of Directors (the "Board") certification of the performance objectives following the end of the performance period).

In the event that Mr. Senkypl or Mr. Ponrt's employment is terminated in connection with a Change in Control of the Company (as defined in the Severance Benefit Agreements), each of them will receive an amount equal to 3 months of salary, a pro rata amount of their target bonus opportunities, and the accelerated vesting of the service condition and prorated vesting of the stock price hurdle condition of their performance share units, provided that a Change in Control shall be deemed not to include a transaction resulting in the Company’s largest stockholder Pale Fire Capital SE (“PFC”), together with its affiliated entities and individuals, becoming the direct or indirect beneficial owner of more than fifty percent (50%) of the total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Board members, unless the Change in Control occurs as a result of a transaction approved by the Board, including by a majority of members of the Board unaffiliated with PFC.

The description of the Severance Benefit Agreements is not complete and is qualified by reference in its entirety to Mr. Senkypl and Mr. Ponrt's Severance Benefit Agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
10.1	CEO Severance Benefit Agreement, dated May 8, 2024*
10.2	CFO Severance Benefit Agreement, dated May 8, 2024*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: May 9, 2024
By: /s/ Kyle Netzly Name: Kyle Netzly Title: Chief Accounting Officer